Exhibit 99.1

PRESS RELEASE

Media Contact
Nick Lucido
nick.lucido@covista.com

covista

American University of the Caribbean School of Medicine | Chamberlain University | Ross University School of Medicine | Ross University School of Veterinary Medicine | Walden University

Covista Names Emily C. Chiu and Leslie Storms to its Board of Directors

Appointments Deepen the Board's Expertise Across Healthcare Delivery, Technology, Higher Education and Veterinary Medicine

Supports Effective Oversight of the Company's Growth and Long-Term Strategy

CHICAGO – JULY 28, 2026 – Covista (NYSE: CVSA), America's largest healthcare educator, today announced the appointments of Emily C. Chiu and Leslie Storms to its Board of Directors, effective August 17, 2026.

Ms. Chiu and Ms. Storms join the Covista Board at an important moment as Covista embarks on ***Purpose at Scale***, its three-year growth strategy to address the nation's healthcare workforce challenges. Ms. Chiu is a former CEO with deep experience in technology, fintech and edtech, and brings a builder's perspective to scale businesses to drive growth. Ms. Storms brings extensive operating experience across healthcare delivery, medtech and acquisition integration, and currently leads one of North America's largest veterinary health networks.

"Emily and Leslie bring exactly the kind of experience and judgment that strengthens our board," said Steve Beard, Chairman and Chief Executive Officer of Covista. "Both have led at the highest levels in high-stakes environments, with a track record of building and scaling successful businesses. Their backgrounds span technology, higher education, healthcare delivery and veterinary medicine, sectors that are integral to Covista's future growth. As we advance ***Purpose at Scale***, their insights will help sharpen our strategic thinking and strengthen our position in the market."

Ms. Chiu is the former Chief Executive Officer of Novo Platform, a fintech company designed to democratize banking solutions for small businesses and entrepreneurs. She previously served as a member of the executive team at Block Inc. (NYSE: XYZ), where she co-founded and served as Chief Operating Officer of its open-source platform and led new product development for Cash App, international expansion, and mergers and acquisitions for Square. Ms. Chiu also has extensive experience in edtech, having previously co-founded ventures in higher education, including accredited universities recognized by EDUCAUSE and The Bill & Melinda Gates Foundation as a "breakthrough model in college completion" for offering flexible, affordable and workforce relevant post-secondary degree programs. She currently serves on the board of Justworks and has previously served on the boards of Barnes & Noble Education (NYSE: BNED) and the Center for Creative Leadership (CCL), a nonprofit provider of leadership development.

“Technology at its best doesn't replace human connection—it expands who gets access. Nowhere is that more urgent than in healthcare, where the shortage of skilled, compassionate professionals impacts every community. The healthcare workforce shortage will become one of the defining challenges of our time, and solving it requires exactly what Covista does: preparing more people, from more backgrounds, to deliver the quality care that every community deserves. When we leverage technology to expand access and prepare our workforce for a technology-enabled future, we don’t just empower individuals; we unlock the uniquely human capacity to care for one another at scale. I'm proud to join the board of a company so committed to this purpose," said Emily Chiu. Ms. Storms is the Chief Operating Officer at National Veterinary Associates (NVA), one of North America's largest veterinary health networks, where she helps drive strategic growth, operational excellence and organizational performance across a network of more than 1,300 animal hospitals. Prior to joining NVA, she spent nearly two decades at Johnson & Johnson (NYSE: JNJ), where she held senior leadership roles across its MedTech sector, including President, U.S. Orthopedics; President, U.S. Surgery; and Vice President, Global Customer Strategy, Vision. "Throughout my career, I've been driven by a simple belief: people can achieve more than they think possible when given the right support, structure and opportunity. I've seen that play out across surgery, orthopedics and now veterinary medicine. The healthcare workforce shortage is one of the most consequential challenges facing this country, and it's fundamentally a talent challenge—one that's solved by investing in people, not just filling roles. Covista is tackling it head-on, at a scale and quality no other organization can match. I am thrilled to be joining the board at such a pivotal time in Covista's journey," said Leslie Storms. Covista's Purpose at Scale strategy advances the company's next phase of growth across four priorities: disciplined operational excellence, expanding its platform into adjacent healthcare domains, building direct workforce pipelines with employer partners and driving AI-enabled innovation in healthcare education. With the appointment of Ms. Chiu and Ms. Storms, 10 of Covista's 12 directors will be independent. For more information about Covista or its Board of Directors, please visit https://www.covista.com. About Covista Covista (NYSE: CVSA) is America's largest healthcare educator, serving more than 100,000 students and supported by a community of 400,000 alumni across five accredited institutions. Through personalized, tech-enabled education powered by 10,000 faculty and colleagues, Covista expands access to healthcare careers and addresses the U.S. healthcare workforce shortage at scale. Covista is the parent company of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. For more information, visit covista.com and follow us on LinkedIn, Instagram and YouTube.

Cautionary Disclosure Regarding Forward-Looking Statements Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Covista’s future growth. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “potential,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. Important factors that could cause actual results to differ materially from the expectations expressed or implied by our forward-looking statements are disclosed in Item 1A. “Risk Factors,” of our Annual Report on Form 10-K. You should evaluate forward-looking statements in the context of these risks and uncertainties and are cautioned to not place undue reliance on such forward-looking statements. We caution you that these factors, performance or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements are based on information available to use as of the date any such statements are made, and Covista assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law.